
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                     116,634,568
<SECURITIES>                                         0
<RECEIVABLES>                                  379,076
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             128,752,384<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               128,752,384<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            16,753,635<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,278,147
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             11,475,488
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         11,475,488
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                11,475,488
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $11,738,740.
<F2>Liabilities include redemptions payable of $1,018,602, accrued management fees of $427,338, common administrative expenses payable of $123,674 and incentive fees payable of $2,192,552.
<F3>Total revenue includes realized trading revenue of $4,527,313, net change in unrealized of $9,923,628 and interest income of $2,302,693.

